Oaktree Announces Fourth Quarter and Full-Year 2013 Financial Results

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Adjusted net income per Class A unit grew 19% for the fourth quarter, to $1.62, and 57% for full-year 2013, to $6.38, as compared with the corresponding prior-year period, on higher incentive and investment income.

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Distributable earnings per Class A unit decreased 3% for the fourth quarter, to $1.33, and grew 52% for full-year 2013, to $5.82, as compared with the corresponding prior-year period, on continued strong fund realizations.

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Gross capital raised was $4.1 billion for the fourth quarter and $12.5 billion for full-year 2013, pushing AUM and management fee-generating AUM to $83.6 billion and a record $72.0 billion, respectively, despite strong fund realizations and distributions.

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GAAP net income attributable to Oaktree Capital Group, LLC grew 65%, to $64.9 million, and 106%, to $222.0 million, for the fourth quarter and full-year 2013, respectively, as compared with the corresponding prior-year period.

•	Oaktree declares a distribution of $1.00 per Class A unit for the fourth quarter, bringing the full-year 2013 distribution to $4.66, up 59% over full-year 2012.
LOS ANGELES, CA. February 13, 2014 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its financial results for the fourth quarter and year ended December 31, 2013.
Adjusted net income (“ANI”) grew $48.0 million, to $268.4 million in the fourth quarter of 2013 from $220.4 million in the fourth quarter of 2012, on an $81.6 million increase in segment revenues. Year-over-year increases of $36.5 million in investment income on corporate investments in funds and companies, and $32.2 million in incentive income from fund realizations, drove the $81.6 million gain in revenues, bringing total segment revenues to $528.6 million for the quarter. For full-year 2013, ANI increased $363.4 million, to $1.1 billion from $717.3 million in 2012, on a $627.9 million rise in total segment revenues, to $2.0 billion.
Distributable earnings decreased to $221.3 million in the fourth quarter of 2013 from $238.1 million in the fourth quarter of 2012, as investment income proceeds fell from the year-earlier's record level. For full-year 2013, distributable earnings grew to $1.0 billion from $672.2 million in the prior year, primarily from higher net incentive income.
Distributable earnings generated a distribution per Class A unit of $1.00 with respect to the fourth quarter of 2013, producing a total distribution of $4.66 for fiscal year 2013.
Howard Marks, Chairman, said, “2013 marks our strongest year of operating performance ever, as compelling investment returns across our many diversified asset classes drove the highest level of revenues, adjusted net income and distributable earnings in our history. Our disciplined approach to diversification, executed through adding carefully selected step-out strategies, resulted in $12.5 billion of gross capital raised, of which $5.1 billion was for strategies that didn't exist three years ago.”
In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on market values. ENI increased to $303.2 million in the fourth quarter of 2013 from $221.7 million in the fourth quarter of 2012, on substantial increases in both net incentives created (fund level)

and investment income. Full-year ENI amounted to $1.0 billion in both 2013 and 2012. Per Class A unit, ENI was $1.92 and $6.07 for the fourth quarter and full-year 2013, respectively.
GAAP-basis results for the fourth quarter and full-year 2013 included net income attributable to Oaktree Capital Group, LLC of $64.9 million and $222.0 million, respectively.
As previously announced, assets under management (“AUM”) increased to $83.6 billion as of December 31, 2013, from $79.8 billion as of September 30, 2013 and $77.1 billion as of December 31, 2012, as new capital commitments and market-value gains more than offset distributions by closed-end funds. Management fee-generating assets under management (“management fee-generating AUM”) grew to a record $72.0 billion as of December 31, 2013, from $66.9 billion as of September 30, 2013 and $66.8 billion as of December 31, 2012, primarily reflecting the start of the investment period of Oaktree Opportunities Fund IX, L.P. (“Opps IX”) on January 1, 2014.
Gross capital raised of $12.5 billion in 2013 marked Oaktree’s seventh consecutive year of raising $10 billion or more. The fourth quarter's $4.1 billion of gross capital raised was across a number of funds and strategies. Following a final closing, total capital commitments to Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”) reached $2.7 billion. The Emerging Market Opportunities strategy, which invests in distressed emerging market corporate debt, reached $842 million. A closing in November 2013 brought capital commitments to the European Private Debt strategy to $912 million. Capital commitments to our Strategic Credit strategy, which seeks to achieve an attractive total return on an unlevered basis by investing in stressed credits, have reached $2.0 billion. AUM in our Emerging Markets Equity strategy reached $1.0 billion, with $0.9 billion of net inflows during the fourth quarter.
Additionally, Oaktree is currently marketing Oaktree Real Estate Debt Fund, L.P. and Oaktree Enhanced Income Fund II, L.P.

The table below presents (a) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; (b) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Segment revenues	$528,620	$447,013	$2,038,750	$1,410,948
Adjusted net income	268,373	220,376	1,080,707	717,250
Distributable earnings revenues	482,213	465,186	1,944,656	1,372,015
Distributable earnings	221,255	238,134	984,266	672,181
Fee-related earnings revenues	197,620	184,748	749,901	747,440
Fee-related earnings (1)	73,333	71,950	260,115	307,617
Economic net income revenues	701,526	446,258	2,177,391	1,861,779
Economic net income	303,200	221,705	1,033,739	971,733
Per Class A unit:
Adjusted net income	$1.62	$1.36	$6.38	$4.06
Distributable earnings	1.33	1.37	5.82	3.82
Fee-related earnings (1)	0.40	0.40	1.43	1.62
Economic net income	1.92	1.47	6.07	5.75
Operating Metrics:
Assets under management (in millions):
Assets under management	$83,605	$77,051	$83,605	$77,051
Management fee-generating assets under management	71,950	66,784	71,950	66,784
Incentive-creating assets under management	32,379	33,989	32,379	33,989
Uncalled capital commitments	13,169	11,201	13,169	11,201
Accrued incentives (fund level):
Incentives created (fund level)	415,436	209,500	1,168,836	911,947
Incentives created (fund level), net of associated incentive income compensation expense	152,121	107,258	549,545	493,005
Accrued incentives (fund level)	2,276,439	2,137,798	2,276,439	2,137,798
Accrued incentives (fund level), net of associated incentive income compensation expense	1,235,226	1,282,194	1,235,226	1,282,194

(1)
Beginning with this reporting period, the definition of fee-related earnings has been modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. All prior periods have been recast to retroactively reflect this change. Those non-cash compensation charges amounted to $1.2 million and $3.8 million, or $0.01 and $0.03 per Class A unit, for the fourth quarter and full-year 2013, respectively, and $0.2 million and $0.3 million, or less than $0.01 per Class A unit, for the fourth quarter and full-year 2012, respectively.

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited. GAAP-basis results, including adjusted net income, for the year ended December 31, 2013 are subject to the completion of Oaktree's annual audit.

Operating Metrics
Assets Under Management
AUM was $83.6 billion as of December 31, 2013, as compared with $79.8 billion as of September 30, 2013 and $77.1 billion as of December 31, 2012. The $3.8 billion increase since September 30, 2013 reflected $2.8 billion of aggregate market-value gains, $2.0 billion of new capital commitments and $1.0 billion of net inflows to open-end funds, partially offset by $2.2 billion of distributions to closed-end fund investors. The $2.0 billion of new capital commitments included $0.7 billion to the European Private Debt strategy, $0.5 billion to the Emerging Market Opportunities strategy, $0.3 billion to ROF VI and $0.2 billion to the Real Estate Debt strategy. The $2.2 billion of distributions to closed-end fund investors included $1.0 billion by Principal Investing funds and $1.0 billion by Distressed Debt funds, including $0.5 billion by OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”).
The $6.5 billion increase in AUM for full-year 2013 reflected $8.9 billion of market-value gains, $8.5 billion of new capital commitments and fee-generating leverage, and $1.0 billion of net inflows to open-end funds, partially offset by $12.0 billion of distributions to closed-end fund investors. The $8.5 billion of new capital commitments and fee-generating leverage included $2.4 billion to ROF VI, $1.7 billion to Oaktree Enhanced Income Fund, L.P., $1.4 billion to the Strategic Credit strategy, $0.9 billion to the European Private Debt strategy and $0.8 billion to the Emerging Market Opportunities strategy. Of the $12.0 billion of distributions to closed-end fund investors, $3.2 billion was attributable to Opps VIIb, $3.8 billion to other Distressed Debt funds, $3.4 billion to Principal Investing funds and $1.2 billion to Real Estate funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM was $72.0 billion as of December 31, 2013, up from $66.9 billion and $66.8 billion as of September 30, 2013 and December 31, 2012, respectively. The $5.1 billion increase for the fourth quarter of 2013 was primarily attributable to $4.2 billion from the start of Opps IX's investment period on January 1, 2014, $1.3 billion of market-value gains in funds for which management fees are based on NAV, and $1.0 billion of net inflows to open-end funds. Partially offsetting those and other increases was a $1.5 billion decline attributable to asset sales by closed-end funds in liquidation.
Full-year 2013 management fee-generating AUM increased $5.2 billion, reflecting an aggregate increase of $6.6 billion from the start of Opps IX's investment period on January 1, 2014 and new capital commitments to ROF VI, $3.1 billion from fee-generating leverage and drawdowns by closed-end funds for which management fees are based on drawn capital or NAV, $3.0 billion from market-value gains in funds for which management fees are based on NAV, and $1.0 billion from net inflows to open-end funds. Partially offsetting those increases was an $8.2 billion decline from asset sales by closed-end funds in liquidation, of which Opps VIIb accounted for $2.8 billion.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) amounted to $32.4 billion as of December 31, 2013, up from $32.3 billion as of September 30, 2013 and down from $34.0 billion as of December 31, 2012. The $0.1 billion increase since September 30, 2013 reflected the net effect of $1.6 billion in market-value and foreign currency gains in closed-end and evergreen funds, $1.5 billion in drawdowns by closed-end funds, and $2.6 billion in distributions by closed-end funds. The $1.6 billion decrease for full-year 2013 resulted from the net effect of $12.1 billion in distributions by closed-end funds, $5.9 billion in market-value gains in closed-end and evergreen funds, and $4.7 billion in drawdowns by closed-end funds. Of the $32.4 billion in incentive-creating AUM as of December 31, 2013, $29.6 billion, or 91.3%, was generating incentives at the fund level.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) amounted to $2.3 billion as of December 31, 2013, as compared to $2.1 billion as of both September 30, 2013 and December 31, 2012. The fourth quarter of 2013 reflected $415.4 million of incentives created (fund level), less $242.5 million of segment incentive income recognized. Full-year 2013 reflected $1.2 billion of incentives created (fund level), less $1.0 billion of segment incentive income recognized.

Net of incentive income compensation expense, accrued incentives (fund level) amounted to $1.2 billion as of December 31, 2013 and September 30, 2013, and $1.3 billion as of December 31, 2012.
Uncalled Capital Commitments
Uncalled capital commitments amounted to $13.2 billion as of December 31, 2013, as compared with $12.3 billion as of September 30, 2013 and $11.2 billion as of December 31, 2012.

Segment Results
Revenues
Segment revenues increased $81.6 million, or 18.3%, to $528.6 million for the fourth quarter of 2013, from $447.0 million for the fourth quarter of 2012, reflecting increases of $36.5 million in investment income, $32.2 million in incentive income and $12.9 million in management fees.
Segment revenues increased $627.9 million, or 44.5%, to $2.0 billion for full-year 2013, from $1.4 billion for full-year 2012, as a result of increases of $569.1 million in incentive income, $56.3 million in investment income and $2.5 million in management fees.
Management Fees
Management fees increased $12.9 million, or 7.0%, to $197.6 million for the fourth quarter of 2013, from $184.7 million for the fourth quarter of 2012. The increase reflected $13.7 million from new capital commitments to ROF VI, $13.3 million from Oaktree Mezzanine Fund III, L.P. (“Mezz III”), $8.2 million from closed-end funds for which management fees are based on drawn capital or NAV, $6.0 million from the Strategic Credit strategy and $3.6 million from open-end funds. Partially offsetting those increases was a $30.7 million decline in fees from closed-end funds in liquidation, of which Opps VIIb accounted for $12.5 million. Of the $13.7 million increase from new capital commitments to ROF VI, $5.3 million represented additional management fees that were earned retroactive to the start of the fund's investment period in August 2012 (“retroactive management fees”). No retroactive management fees fell in the prior-year's fourth quarter. The increase in fees from Mezz III resulted from the fact that a portion of its management fees is contingent on the fund achieving certain cash-flow levels. For the fourth quarter of 2013, closed-end funds represented $144.9 million, or 73.3%, of total management fees.
Management fees increased $2.5 million, or 0.3%, to $749.9 million for full-year 2013, from $747.4 million for full-year 2012. The increase reflected $45.9 million from new capital commitments to ROF VI, $23.4 million from Mezz III, $18.4 million from closed-end funds for which management fees are based on drawn capital or NAV, $17.8 million from open-end funds and $9.0 million from the Strategic Credit strategy. Largely offsetting those increases was $107.2 million in lower fees from closed-end funds in liquidation, of which $49.3 million was attributable to Opps VIIb. Retroactive management fees from closed-end funds amounted to $9.5 million in 2013, as compared with $3.2 million in 2012.
Incentive Income
Incentive income increased $32.2 million, or 15.3%, to $242.5 million for the fourth quarter of 2013, from $210.3 million for the fourth quarter of 2012. The fourth quarter of 2013 included incentive distributions of $97.3 million from Opps VIIb, $83.9 million from OCM Principal Opportunities Fund III, L.P. and $50.8 million from Oaktree Value Opportunities Fund, L.P. (“VOF”). The fourth quarter of 2012 included $103.8 million of tax-related incentive distributions from Opps VIIb and an aggregate $106.5 million of incentive distributions from Global Principal Investing, Real Estate and evergreen funds.
Incentive income increased $569.1 million, or 123.4%, to $1.0 billion for full-year 2013, from $461.1 million for full-year 2012. Full-year 2013 included incentive distributions of $662.3 million from Opps VIIb, $141.9 million from Principal Investing and Real Estate funds, $52.8 million from VOF, and $44.1 million from other Distressed Debt funds, as well as $122.7 million of tax-related incentive distributions. Full-year 2012 included $200.7 million of tax-related incentive distributions, mostly attributable to Opps VIIb, and incentive distributions of $198.5 million from Principal Investing and Real Estate funds, and $40.5 million from VOF.
Investment Income
Investment income increased $36.5 million, or 70.2%, to $88.5 million for the fourth quarter of 2013, from $52.0 million for the fourth quarter of 2012. Investments in companies accounted for $22.7 million of the increase, with the remainder arising from higher average returns on our Oaktree fund investments. Of the $22.7 million, market-value gains on our recent minority equity investment in China Cinda Asset Management Co., Ltd. (“Cinda”) contributed $17.1 million, with an additional $5.1 million reflecting higher income from our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”).
Investment income increased $56.3 million, or 27.8%, to $258.7 million for full-year 2013 from $202.4 million in 2012. Higher average returns across our Oaktree fund investments accounted for $32.5 million of the increase, with the remaining $23.8 million reflecting $17.1 million of market-value gains on our recent equity investment in Cinda and $8.5 million of higher income from DoubleLine, which increased to $31.4 million in 2013.
Expenses
Compensation and Benefits
Compensation and benefits increased $4.0 million, or 4.9%, to $86.0 million for the fourth quarter of 2013, from $82.0 million in the fourth quarter of 2012. For full-year 2013, compensation and benefits rose $35.6 million, or 10.8%, to $365.3 million from $329.7 million in 2012. Both increases reflected growth in headcount of 11% between December 31, 2012 and December 31, 2013.
Equity-based Compensation
Equity-based compensation increased to $1.2 million for the fourth quarter of 2013, from $0.2 million in the fourth quarter of 2012. For full-year 2013, equity-based compensation increased to $3.8 million from $0.3 million in 2012. The increases reflected non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.
Incentive Income Compensation
Incentive income compensation expense rose $23.5 million, or 22.5%, to $127.8 million for the fourth quarter of 2013, from $104.3 million for the fourth quarter of 2012, primarily reflecting the 15.3% increase in incentive income. For full-year 2013, incentive income compensation expense increased $213.6 million, or 96.0%, to $436.2 million from $222.6 million in 2012. The percentage increase was smaller than the 123.4% increase in incentive income, principally because in 2011 we acquired and expensed a small portion of certain investment professionals' carried interest in Opps VIIb. If that transaction had not occurred, total incentive income compensation expense would have been higher by an estimated $50.1 million for full-year 2013 and unchanged for 2012.
General and Administrative
General and administrative expenses increased $7.4 million, or 25.4%, to $36.5 million for the fourth quarter of 2013, from $29.1 million in the fourth quarter of 2012. Excluding the impact of foreign currency-related items, general and administrative expenses increased $9.0 million, or 32.5%, to $36.7 million from $27.7 million for the respective fourth-quarter periods. For full-year 2013, general and administrative expenses increased $14.7 million, or 14.3%, to $117.4 million from $102.7 million in 2012. Excluding the impact of foreign currency-related items, as well as $2.1 million in nonrecurring costs associated with our initial public offering that were incurred in 2012, general and administrative expenses increased $20.8 million, or 21.3%, to $118.3 million in 2013 from $97.5 million in 2012. For both the quarterly and annual periods, the increase reflected $1.8 million of placement fees incurred in the fourth quarter of 2013 for ROF VI, as compared with none in the prior-year period, as well as higher professional fees and other costs associated with corporate growth, enhancements to our operational infrastructure and being a public company.

Adjusted Net Income
ANI rose $48.0 million, or 21.8%, to $268.4 million for the fourth quarter of 2013, from $220.4 million in the fourth quarter of 2012, reflecting increases of $36.5 million in investment income, $8.8 million in incentive income, net of incentive income compensation expense, and $1.3 million in fee-related earnings. The portion of ANI attributable to our Class A units was $61.9 million and $41.0 million for the fourth quarter of 2013 and 2012, respectively. Per Class A unit, adjusted net income-OCG amounted to $1.62 and $1.36 for the fourth quarter of 2013 and 2012, respectively.
ANI grew $363.4 million, or 50.7%, to $1.1 billion for full-year 2013, from $717.3 million for full-year 2012, as a result of increases of $355.5 million in net incentive income and $56.3 million in investment income, partially offset by a $47.5 million decline in fee-related earnings. The portion of ANI attributable to our Class A units was $223.1 million and $114.4 million for 2013 and 2012, respectively. Per Class A unit, adjusted net income-OCG amounted to $6.38 and $4.06 for 2013 and 2012, respectively.
The effective tax rate applied to ANI for the fourth quarter of 2013 and 2012 was 9% and 7%, respectively, resulting from estimated full-year effective tax rates of 9% and 14%, respectively. The full-year 2012 effective tax rate of 14% excluded a nonrecurring adjustment to deferred tax assets. Including this adjustment, the effective tax rate for 2012 was 18%. The effective tax rate is a function of the mix of income and other factors that often vary significantly within or between years, each of which can have a material impact on the particular year’s income tax expense. The rate used for the fourth quarter is based on the full-year effective tax rate.
Distributable Earnings
Distributable earnings decreased $16.8 million, or 7.1%, to $221.3 million for the fourth quarter of 2013, from $238.1 million for the fourth quarter of 2012, reflecting $28.1 million in lower investment income proceeds, $8.8 million in higher incentive income, net of incentive income compensation expense, and a $1.3 million increase in fee-related earnings. For the fourth quarter of 2013, receipts of investment income totaled $42.1 million, including $26.6 million from fund distributions and $15.4 million from DoubleLine, as compared with total receipts in the prior year’s fourth quarter of $70.2 million, of which $50.0 million and $20.8 million was attributable to fund distributions and DoubleLine, respectively.
Distributable earnings increased $312.1 million, or 46.4%, to $1.0 billion for full-year 2013, from $672.2 million for full-year 2012, on $355.5 million of higher net incentive income, partially offset by a $47.5 million decline in fee-related earnings. For 2013, receipts of investment income totaled $164.6 million, including $128.9 million from fund distributions and $35.7 million from DoubleLine, as compared with total receipts in the prior year of $163.5 million, of which $129.6 million and $33.8 million was attributable to fund distributions and DoubleLine, respectively.
The portion of distributable earnings attributable to our Class A units was $1.33 and $1.37 per unit for the fourth quarter of 2013 and 2012, respectively, reflecting distributable earnings per Operating Group unit of $1.46 and $1.58, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related Earnings
Fee-related earnings increased $1.3 million, or 1.8%, to $73.3 million for the fourth quarter of 2013, from $72.0 million for the fourth quarter of 2012. The increase reflected $12.9 million in higher management fees, partially offset by increases of $4.0 million in compensation and benefits and $7.4 million in general and administrative expenses. The portion of fee-related earnings attributable to our Class A units was $0.40 per unit for both the fourth quarter of 2013 and 2012.
Fee-related earnings decreased $47.5 million, or 15.4%, to $260.1 million for full-year 2013, from $307.6 million for full-year 2012, reflecting $35.6 million in higher compensation and benefits and $14.7 million in increased general and administrative expenses, partially offset by $2.5 million in higher management fees. The portion of fee-related earnings attributable to our Class A units was $1.43 and $1.62 per unit for 2013 and 2012, respectively.

The effective tax rate applied to fee-related earnings was 17% and 16% for the fourth quarter of 2013 and 2012, respectively, resulting from full-year effective tax rates of 15% and 18% for 2013 and 2012, respectively. The full-year 2012 effective tax rate of 18% for fee-related earnings-OCG excluded a nonrecurring adjustment to deferred tax assets. Including this adjustment, the effective tax rate for 2012 was 28%. The effective tax rate used for the fourth quarter is based on the full-year income tax rate, which is a function of various factors.
Beginning with this reporting period, the definition of fee-related earnings has been modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. All prior periods have been recast to retroactively reflect this change. Those non-cash compensation charges amounted to $1.2 million and $3.8 million, or $0.01 and $0.03 per Class A unit, for the fourth quarter and full-year 2013, respectively, and $0.2 million and $0.3 million, or less than $0.01 per Class A unit, for the fourth quarter and full-year 2012, respectively.
GAAP-basis Results
Net income attributable to Oaktree Capital Group, LLC was $64.9 million for the fourth quarter of 2013, as compared to $39.3 million for the fourth quarter of 2012. For full-year 2013, net income attributable to Oaktree Capital Group, LLC was $222.0 million, up from $107.8 million for full-year 2012.
Capital and Liquidity
As of December 31, 2013, Oaktree had cash and investments in U.S. Treasury and government agency securities of $1.1 billion, and outstanding debt of $579.5 million. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. As of December 31, 2013, Oaktree’s investments in funds and companies had a carrying value of $1.2 billion, with our 20% investment in DoubleLine carried at $19.3 million under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, amounted to an additional $1.2 billion as of that date.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the fourth quarter of 2013 of $1.00 per Class A unit. This distribution will be paid on February 27, 2014 to Class A unitholders of record at the close of business on February 24, 2014.
Conference Call
Oaktree will host a conference call to discuss fourth quarter and full-year 2013 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE. Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (800) 627-0199 (U.S. callers) or +1 (203) 369-3299 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $83.6 billion in assets under management as of December 31, 2013. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 800 employees and offices in 16 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Felger
(312) 895-4701
cfelger@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in OCG’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 14, 2013 (“Annual Report”) and in the item captioned “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 7, 2013, which are accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Revenues:
Management fees	$43,183	$42,755	$192,605	$134,568
Incentive income	—	4,047	2,317	10,415
Total revenues	43,183	46,802	194,922	144,983
Expenses:
Compensation and benefits	(86,058)	(82,111)	(365,696)	(330,018)
Equity-based compensation	(7,564)	(8,860)	(28,441)	(36,342)
Incentive income compensation	(174,105)	(104,326)	(482,551)	(222,594)
Total compensation and benefits expense	(267,727)	(195,297)	(876,688)	(588,954)
General and administrative	(34,177)	(29,067)	(114,404)	(101,417)
Depreciation and amortization	(1,853)	(1,780)	(7,119)	(7,397)
Consolidated fund expenses	(28,102)	(21,864)	(108,851)	(92,835)
Total expenses	(331,859)	(248,008)	(1,107,062)	(790,603)
Other income (loss):
Interest expense	(18,229)	(12,134)	(61,160)	(45,773)
Interest and dividend income	430,438	510,353	1,806,361	1,966,317
Net realized gain on consolidated funds' investments	707,550	1,655,818	3,503,998	4,560,782
Net change in unrealized appreciation (depreciation) on consolidated funds' investments	835,974	(599,436)	1,843,469	835,160
Investment income	33,427	7,699	56,027	25,382
Other income (expense), net	(3)	(1,507)	409	7,027
Total other income	1,989,157	1,560,793	7,149,104	7,348,895
Income before income taxes	1,700,481	1,359,587	6,236,964	6,703,275
Income taxes	(7,358)	(3,365)	(26,232)	(30,858)
Net income	1,693,123	1,356,222	6,210,732	6,672,417
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(1,420,612)	(1,148,042)	(5,163,939)	(6,016,342)
Net income attributable to OCGH non-controlling interest	(207,604)	(168,909)	(824,795)	(548,265)
Net income attributable to Oaktree Capital Group, LLC	$64,907	$39,271	$221,998	$107,810
Distributions declared per Class A unit	$0.74	$0.55	$4.71	$2.31
Net income per unit (basic and diluted):
Net income per Class A unit	$1.69	$1.30	$6.35	$3.83
Weighted average number of Class A units outstanding	38,343	30,181	34,979	28,170

Segment Financial Data

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$197,620	$184,748	$749,901	$747,440
Incentive income	242,530	210,255	1,030,195	461,116
Investment income	88,470	52,010	258,654	202,392
Total revenues	528,620	447,013	2,038,750	1,410,948
Expenses:
Compensation and benefits	(85,962)	(81,954)	(365,306)	(329,741)
Equity-based compensation	(1,182)	(190)	(3,828)	(318)
Incentive income compensation	(127,771)	(104,326)	(436,217)	(222,594)
General and administrative	(36,472)	(29,064)	(117,361)	(102,685)
Depreciation and amortization	(1,853)	(1,780)	(7,119)	(7,397)
Total expenses	(253,240)	(217,314)	(929,831)	(662,735)
Adjusted net income before interest and other income (expense)	275,380	229,699	1,108,919	748,213
Interest expense, net of interest income (2)	(7,004)	(7,816)	(28,621)	(31,730)
Other income (expense), net	(3)	(1,507)	409	767
Adjusted net income	$268,373	$220,376	$1,080,707	$717,250
Adjusted net income-OCG	$61,928	$41,011	$223,113	$114,395
Adjusted net income per Class A unit	1.62	1.36	6.38	4.06
Distributable earnings	221,255	238,134	984,266	672,181
Distributable earnings-OCG	50,914	41,252	203,595	107,678
Distributable earnings per Class A unit	1.33	1.37	5.82	3.82
Fee-related earnings	73,333	71,950	260,115	307,617
Fee-related earnings-OCG	15,166	12,024	50,122	45,646
Fee-related earnings per Class A unit	0.40	0.40	1.43	1.62
Economic net income	303,200	221,705	1,033,739	971,733
Economic net income-OCG	73,513	44,385	212,283	161,980
Economic net income per Class A unit	1.92	1.47	6.07	5.75
Weighted average number of Operating Group units outstanding	151,061	150,463	150,971	150,539
Weighted average number of Class A units outstanding	38,343	30,181	34,979	28,170
Operating Metrics:
Assets under management (in millions):
Assets under management	$83,605	$77,051	$83,605	$77,051
Management fee-generating assets under management	71,950	66,784	71,950	66,784
Incentive-creating assets under management	32,379	33,989	32,379	33,989
Uncalled capital commitments (3)	13,169	11,201	13,169	11,201
Accrued incentives (fund level): (4)
Incentives created (fund level)	415,436	209,500	1,168,836	911,947
Incentives created (fund level), net of associated incentive income compensation expense	152,121	107,258	549,545	493,005
Accrued incentives (fund level)	2,276,439	2,137,798	2,276,439	2,137,798
Accrued incentives (fund level), net of associated incentive income compensation expense	1,235,226	1,282,194	1,235,226	1,282,194

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in adjusted net income when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $0.8 million and $0.7 million for the three months ended December 31, 2013 and 2012, respectively, and $3.2 million and $2.6 million for the years ended December 31, 2013 and 2012, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.
Assets Under Management

		As of
		December 31, 2013	September 30, 2013	December 31, 2012
		(in millions)
Assets Under Management:
Closed-end funds		$46,685	$45,357	$45,700
Open-end funds		32,868	30,669	29,092
Evergreen funds		4,052	3,792	2,259
Total		$83,605	$79,818	$77,051

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in millions)
Change in Assets Under Management:
Beginning balance	$79,818	$80,967	$77,051	$74,857
Closed-end funds:
New capital commitments	1,834	599	5,496	6,456
Distributions for a realization event/other	(2,240)	(5,716)	(12,029)	(12,663)
Uncalled capital commitments at end of investment period	—	(1,634)	—	(1,634)
Foreign currency translation	111	142	269	99
Change in market value (1)	1,535	1,216	5,837	5,810
Change in applicable leverage	88	127	1,412	207
Open-end funds:
Contributions	2,021	1,607	5,276	4,394
Redemptions	(992)	(967)	(4,292)	(3,869)
Foreign currency translation	52	81	108	65
Change in market value (1)	1,118	782	2,684	3,460
Evergreen funds:
Contributions or new capital commitments	231	71	1,739	140
Redemptions	(92)	(282)	(272)	(548)
Distributions from restructured funds	(1)	(23)	(49)	(57)
Foreign currency translation	4	1	4	1
Change in market value (1)	118	80	371	333
Ending balance	$83,605	$77,051	$83,605	$77,051

(1)	Change in market value represents the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses.

Management Fee-generating AUM

		As of
		December 31, 2013	September 30, 2013	December 31, 2012
		(in millions)
Management Fee-generating Assets Under Management:
Closed-end funds		$36,422	$33,833	$35,750
Open-end funds		32,830	30,632	29,056
Evergreen funds		2,698	2,482	1,978
Total		$71,950	$66,947	$66,784

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in millions)
Change in Management Fee-generating Assets Under Management:
Beginning balance	$66,947	$66,171	$66,784	$66,964
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital	4,562	—	6,597	486
Capital drawn by funds that pay fees based on drawn capital or NAV	142	222	1,835	968
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (1)	(1,527)	(1,071)	(8,222)	(5,457)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	(664)	(57)	(664)	(57)
Distributions by funds that pay fees based on NAV	(106)	(141)	(325)	(512)
Foreign currency translation	63	143	196	148
Change in market value (2)	84	19	(1)	125
Change in applicable leverage	35	126	1,256	182
Open-end funds:
Contributions	2,022	1,608	5,276	4,380
Redemptions	(992)	(967)	(4,292)	(3,869)
Foreign currency translation	52	81	108	65
Change in market value	1,116	781	2,682	3,455
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	192	71	660	140
Redemptions	(92)	(282)	(272)	(548)
Change in market value	116	80	332	314
Ending balance	$71,950	$66,784	$71,950	$66,784

(1)
For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(2)	The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable.

	As of
	December 31, 2013	September 30, 2013	December 31, 2012
	(in millions)
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:
Assets under management	$83,605	$79,818	$77,051
Difference between assets under management and committed capital or cost basis for most closed-end funds (1)	(6,311)	(5,002)	(3,164)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(693)	(5,179)	(5,016)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(2,625)	(1,032)	(584)
Oaktree’s general partner investments in management fee-generating funds	(1,371)	(1,273)	(1,041)
Closed-end funds that are no longer paying management fees	(461)	(181)	(231)
Funds for which management fees were permanently waived	(194)	(204)	(231)
Management fee-generating assets under management	$71,950	$66,947	$66,784

(1)	Not applicable to closed-end funds that pay management fees based on NAV or leverage, as applicable.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances are set forth below:

	As of
	December 31, 2013	September 30, 2013	December 31, 2012
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.48%	1.47%	1.51%
Open-end funds	0.47	0.48	0.49
Evergreen funds	1.63	1.69	1.82
Overall	1.02	1.03	1.07

Incentive-creating AUM

	As of
	December 31, 2013	September 30, 2013	December 31, 2012
	(in millions)
Incentive-creating Assets Under Management:
Closed-end funds	$30,362	$29,915	$32,058
Evergreen funds	2,017	2,386	1,931
Total	$32,379	$32,301	$33,989
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$2,103,533	$2,138,553	$2,137,798	$1,686,967
Incentives created (fund level):
Closed-end funds	399,189	196,273	1,114,088	869,557
Evergreen funds	16,247	13,227	54,748	42,390
Total incentives created (fund level)	415,436	209,500	1,168,836	911,947
Less: segment incentive income recognized by us	(242,530)	(210,255)	(1,030,195)	(461,116)
Ending balance	$2,276,439	$2,137,798	$2,276,439	$2,137,798
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,235,226	$1,282,194	$1,235,226	$1,282,194
Uncalled Capital Commitments
Uncalled capital commitments amounted to $13.2 billion as of December 31, 2013, as compared with $12.3 billion as of September 30, 2013 and $11.2 billion as of December 31, 2012.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Revenues:
Management fees	$197,620	$184,748	$749,901	$747,440
Incentive income	242,530	210,255	1,030,195	461,116
Investment income	88,470	52,010	258,654	202,392
Total revenues	528,620	447,013	2,038,750	1,410,948
Expenses:
Compensation and benefits	(85,962)	(81,954)	(365,306)	(329,741)
Equity-based compensation	(1,182)	(190)	(3,828)	(318)
Incentive income compensation	(127,771)	(104,326)	(436,217)	(222,594)
General and administrative	(36,472)	(29,064)	(117,361)	(102,685)
Depreciation and amortization	(1,853)	(1,780)	(7,119)	(7,397)
Total expenses	(253,240)	(217,314)	(929,831)	(662,735)
Adjusted net income before interest and other income (expense)	275,380	229,699	1,108,919	748,213
Interest expense, net of interest income	(7,004)	(7,816)	(28,621)	(31,730)
Other income (expense), net	(3)	(1,507)	409	767
Adjusted net income	268,373	220,376	1,080,707	717,250
Adjusted net income attributable to OCGH non-controlling interest	(200,252)	(176,171)	(834,966)	(582,746)
Non-Operating Group other income	—	—	—	6,260	(1)
Non-Operating Group expenses	(248)	(160)	(1,195)	(553)
Adjusted net income-OCG before income taxes	67,873	44,045	244,546	140,211
Income taxes-OCG	(5,945)	(3,034)	(21,433)	(25,816)	(1)
Adjusted net income-OCG	$61,928	$41,011	$223,113	$114,395
Adjusted net income per Class A unit	$1.62	$1.36	$6.38	$4.06
Weighted average number of Class A units outstanding	38,343	30,181	34,979	28,170

(1)
A nonrecurring adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to adjusted net income-OCG before income taxes for the year ended December 31, 2012 was 14% without the $(7,134) nonrecurring expense and 18% with it.

Investment Income

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Distressed Debt	$21,255	$21,157	$91,793	$106,810
Control Investing	16,801	7,271	48,003	28,322
Real Estate	(486)	6,726	14,199	19,927
Corporate Debt	10,154	4,461	19,928	14,670
Listed Equities	13,245	6,178	36,615	8,307
Convertible Securities	43	27	163	141
Non-Oaktree funds	(1,609)	(186)	(369)	1,526
Income from investments in companies	29,067	6,376	48,322	22,689
Total investment income	$88,470	$52,010	$258,654	$202,392

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Distributable Earnings: (1)	(in thousands, except per unit data)
Revenues:
Management fees	$197,620	$184,748	$749,901	$747,440
Incentive income	242,530	210,255	1,030,195	461,116
Receipts of investment income from funds (2)	26,615	50,013	128,896	129,621
Receipts of investment income from companies	15,448	20,170	35,664	33,838
Total distributable earnings revenues	482,213	465,186	1,944,656	1,372,015
Expenses:
Compensation and benefits	(85,962)	(82,144)	(365,306)	(330,059)
Incentive income compensation	(127,771)	(104,326)	(436,217)	(222,594)
General and administrative	(36,472)	(29,064)	(117,361)	(102,685)
Depreciation and amortization	(1,853)	(1,780)	(7,119)	(7,397)
Total expenses	(252,058)	(217,314)	(926,003)	(662,735)
Other income (expense):
Interest expense, net of interest income	(7,004)	(7,816)	(28,621)	(31,730)
Operating Group income taxes	(1,893)	(415)	(6,175)	(6,136)
Other income (expense), net	(3)	(1,507)	409	767
Distributable earnings	$221,255	$238,134	$984,266	$672,181
Distribution Calculation:
Operating Group distribution with respect to the period	$178,247	$191,070	$791,314	$540,419
Distribution per Operating Group unit	$1.18	$1.27	$5.24	$3.59
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.09)	(0.16)	(0.26)	(0.40)
Tax receivable agreement	(0.08)	(0.05)	(0.28)	(0.21)
Non-Operating Group expenses	(0.01)	(0.01)	(0.04)	(0.04)
Distribution per Class A unit (3)	$1.00	$1.05	$4.66	$2.94

(1)
Beginning in 2013, distributable earnings excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. These non-cash compensation charges amounted to $0.2 million and $0.3 million for the three months and year ended December 31, 2012, respectively, and thus were considered immaterial for purposes of recasting those periods' results.

(2)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)	With respect to the quarter ended December 31, 2013, the distribution was announced on February 13, 2014 and is payable on February 27, 2014.

Units Outstanding

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Weighted Average Units:
OCGH	112,718	120,282	115,992	122,369
Class A	38,343	30,181	34,979	28,170
Total	151,061	150,463	150,971	150,539
Units Eligible for Fiscal Period Distribution:
OCGH	112,584	120,268
Class A	38,473	30,181
Total	151,057	150,449

In January 2014, Oaktree issued 1,667,300 restricted OCGH units and 7,164 Class A units to its employees and directors. These issuances are subject to annual vesting over a weighted average period of approximately five years and are not eligible to participate in the distribution payable on February 27, 2014, which is related to the fourth quarter of 2013.
Fee-related Earnings (1)
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$144,897	$140,800	$559,426	$580,636
Open-end funds	38,088	34,485	146,557	128,821
Evergreen funds	14,635	9,463	43,918	37,983
Total management fees	197,620	184,748	749,901	747,440
Expenses:
Compensation and benefits	(85,962)	(81,954)	(365,306)	(329,741)
General and administrative	(36,472)	(29,064)	(117,361)	(102,685)
Depreciation and amortization	(1,853)	(1,780)	(7,119)	(7,397)
Total expenses	(124,287)	(112,798)	(489,786)	(439,823)
Fee-related earnings	73,333	71,950	260,115	307,617
Fee-related earnings attributable to OCGH non-controlling interest	(54,720)	(57,517)	(199,758)	(250,273)
Non-Operating Group other income	—	—	—	6,260	(2)
Non-Operating Group expenses	(247)	(160)	(1,196)	(551)
Fee-related earnings-OCG before income taxes	18,366	14,273	59,161	63,053
Fee-related earnings-OCG income taxes	(3,200)	(2,249)	(9,039)	(17,407)	(2)
Fee-related earnings-OCG	$15,166	$12,024	$50,122	$45,646
Fee-related earnings per Class A unit	$0.40	$0.40	$1.43	$1.62
Weighted average number of Class A units outstanding	38,343	30,181	34,979	28,170

(1)
Beginning with this reporting period, the definition of fee-related earnings has been modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. All prior periods have been recast to reflect this change retroactively. Those non-cash compensation charges amounted to $1.2 million and $3.8 million, or

$0.01 and $0.03 per Class A unit, for the fourth quarter and full-year 2013, respectively, and $0.2 million and $0.3 million, or less than $0.01 per Class A unit in each case, for the fourth quarter and full-year 2012, respectively.

(2)
A nonrecurring adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to fee-related earnings-OCG before income taxes for the year ended December 31, 2012 was 18% without the $(7,134) nonrecurring expense and 28% with it.

Segment Statements of Financial Condition

	As of December 31,
	2013	2012
	(in thousands)
Assets:
Cash and cash-equivalents	$390,721	$458,191
U.S. Treasury and government agency securities	676,600	370,614
Management fees receivable	38,940	27,351
Incentive income receivable	19,623	82,182
Corporate investments	1,197,173	1,115,952
Deferred tax assets	278,885	159,171
Other assets	215,185	146,087
Total assets	$2,817,127	$2,359,548
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$304,427	$214,311
Due to affiliates	242,986	136,165
Debt obligations	579,464	615,179
Total liabilities	1,126,877	965,655
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,220,647	1,087,491
Unitholders’ capital attributable to Oaktree Capital Group, LLC	469,603	306,402
Total capital	1,690,250	1,393,893
Total liabilities and capital	$2,817,127	$2,359,548
Corporate Investments

	As of December 31,
	2013	2012
Investments in funds:	(in thousands)
Oaktree funds:
Distressed Debt	$438,144	$475,476
Control Investing	246,058	264,186
Real Estate	112,981	107,408
Corporate Debt	125,560	115,250
Listed Equities	129,697	69,222
Convertible Securities	1,554	1,392
Non-Oaktree funds	51,580	53,591
Investments in companies	91,599	29,427
Total corporate investments	$1,197,173	$1,115,952

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds' investment philosophy, strategy and implementation.

Closed-end Funds

			As of December 31, 2013
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund IX, L.P. (6)	Jan. 2014	Jan. 2017	$5,066	$1,773	$112	$—	$1,885	$4,966	$—	$22	$1,819	nm	nm	1.1x
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,558	591	11	3,138	2,625	1	113	2,856	19.2%	12.5%	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	1,073	533	620	986	967	3	62	757	18.7	15.0	1.5
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	2,186	2,365	4,328	3,196	66	360	3,307	17.4	12.4	1.5
Special Account A	Nov. 2008	Oct. 2012	253	253	320	455	118	75	40	23	—	32.1	26.2	2.3
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	9,467	15,987	3,324	2,120	1,192	648	—	23.8	18.3	2.0
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,642	4,162	1,078	991	25	191	841	11.5	8.3	1.6
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,310	2,597	486	546	90	166	151	12.3	9.0	1.8
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	959	1,955	183	224	151	36	—	18.7	14.3	1.9
Legacy funds (7)	Various	Various	9,543	9,543	8,179	17,675	47	—	1,109	10	—	24.2	19.3	1.9
												23.0%	17.6%
Emerging Market Opportunities
Oaktree Emerging Market Opportunities Fund, L.P. (6)	Sep. 2013	Sep. 2017	$355	$20	$—	$—	$20	$19	$—	$—	$21	nm	nm	1.0x

Global Principal Investments
Oaktree Principal Fund V, L.P. (8)	Feb. 2009	Feb. 2015	$2,827	$2,233	$570	$385	$2,418	$2,003	$—	$82	$2,311	15.1%	8.4%	1.4x
Special Account C	Dec. 2008	Feb. 2014	505	455	275	175	555	395	10	44	396	20.3	15.0	1.7
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,676	2,972	2,032	1,453	—	74	1,939	10.7	8.1	1.6
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	977	2,098	279	—	136	54	—	14.8	10.4	1.8
Legacy funds (7)	Various	Various	2,301	2,301	1,838	4,133	6	—	235	1	—	14.5	11.6	1.8
												13.7%	10.2%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$(1)	$100	$402	$354	$—	$—	$629	4.0%	(0.1)%	1.2x

European Principal Investments (9)
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,265	€198	€4	€1,459	€3,042	€—	€15	€1,440	16.1%	8.2%	1.3x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€618	€852	€1,451	€1,183	€11	€54	€1,378	12.8	8.3	1.5
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$460	$438	$661	$237	$98	$4	$80	$112	11.8	8.9	2.1
												13.0%	8.4%
Power Opportunities
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	$1,062	$406	$191	$5	$592	$1,036	$—	$36	$457	36.4%	20.5%	1.6x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,459	1,899	101	39	94	7	—	76.2	59.0	3.9
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												35.3%	27.3%

			As of December 31, 2013
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM		Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)		Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date												Gross	Net
	(in millions)
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VI, L.P.	Aug. 2012	Aug. 2016	$2,677	$1,071	$4	$36	$1,039	$2,610		$—	$—		$1,093	9.5%	0.4%	1.1x
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	408	168	1,523	1,251		5	73		1,347	17.1	11.8	1.4
Special Account D	Nov. 2009	Nov. 2012	256	263	158	192	229	130		1	14		155	18.5	15.9	1.6
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	283	245	488	326		8	45		374	16.6	10.9	1.8
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	639	1,243	103	—		106	20		—	15.7	11.7	2.0
Legacy funds (7)	Various	Various	1,634	1,610	1,399	3,004	5	—		111	1		56	15.2	12.0	1.9
														15.4%	11.9%
Real Estate Debt
Oaktree Real Estate Debt Fund, L.P. (6)	Sep. 2013	Sep. 2016	$297	$54	$(1)	$—	$53	$50		$—	$—		$54	nm	nm	1.0x
Oaktree PPIP Fund, L.P. (10)	Dec. 2009	Dec. 2012	2,322	1,113	457	1,570	—	—		47	—		—	28.2%	N/A	1.4

Mezzanine Finance
Oaktree Mezzanine Fund III, L.P. (11)	Dec. 2009	Dec. 2014	$1,592	$1,327	$177	$739	$765	$1,552		$—	$—		$787	14.8%	10.4% / 4.7%	1.2x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	465	1,218	354	446		—	—		383	11.2	7.6	1.5
OCM Mezzanine Fund, L.P. (12)	Oct. 2001	Oct. 2006	808	773	288	1,041	20	—		32	4		—	15.2	10.7 /10.2	1.5
														13.0%	8.6%
European Private Debt
Oaktree European Dislocation Fund, L.P. (6)	Oct. 2013	Oct. 2016	€293	€22	€—	€—	€22	€22		€—	€—		€22	nm	nm	1.0x
Special Account E (6)	Oct. 2013	Apr. 2015	€379	€29	€—	€—	€29	€29		€—	€—		€29	nm	nm	1.0
				$62,024	(13) (14)			33,364	(14)		2,261	(14)
							Other (15)	2,633			7
							Total (16)	$35,997			$2,268

(1)	Reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Excludes Oaktree segment incentive income recognized since inception.

(3)
Reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor's capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund's general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds' activities (we credit all such fee income back to the respective fund(s) so that our funds' investors share pro rata in the fee income's economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund's general partner.

(5)	Calculated as Drawn Capital plus gross income and, if applicable, fee income before fees and expenses divided by Drawn Capital.

(6)	The IRR is not considered meaningful (“nm”) as the period from the initial contribution through December 31, 2013 is less than one year.

(7)
Represents certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets. Includes funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree's founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(8)
In the fourth quarter of 2013, the investment period for Oaktree Principal Fund V, L.P. was extended for a one-year period until February 2015. However, management fees stepped down to the post-investment period basis effective February 2014.

(9)
Aggregate IRRs based on conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD at the December 31, 2013 spot rate of $1.38.

(10)
Due to the differences in allocations of income and expenses to this fund's two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million relates to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 24.7% and 18.6%, respectively, as of December 31, 2013. Oaktree PPIP Fund, L.P. had liquidated all of its investments and made its final liquidating distribution as of December 31, 2013, and the general partner had dissolved the Master and Feeder funds as of that date.

(11)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.4% and Class B interests is 4.7%. Combined net IRR for Class A and Class B interests is 8.8%.

(12)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.7% and Class B interests is 10.2%. Combined net IRR for the Class A and Class B interests is 10.5%.

(13)	The aggregate change in drawn capital for the three months and year ended December 31, 2013 was $1.5 billion and $6.1 billion, respectively.

(14)	Total based on conversion of Euro amounts to USD at the December 31, 2013 spot rate of $1.38.

(15)	Includes Oaktree Enhanced Income Fund, L.P., Oaktree Loan Fund 2x, L.P., Oaktree Asia Special Situations Fund, L.P., certain separate accounts and a non-Oaktree fund.

(16)
Excludes one separate account with management fee-generating AUM of $425 million as of December 31, 2013, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Dec. 31, 2013	Year Ended December 31, 2013			Since Inception through December 31, 2013
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$12,663	7.1%	6.5%	7.1%	10.0%	9.4%	8.9%	0.82	0.56
European High Yield Bonds	May 1999	635	10.6	10.1	9.0	8.5	7.9	6.4	0.65	0.38
Global High Yield Bonds	Nov. 2010	6,261	9.0	8.4	7.6	10.3	9.7	8.9	1.38	1.28
U.S. Convertibles	Apr. 1987	4,697	21.9	21.3	24.9	10.2	9.6	8.4	0.50	0.34
Non-U.S. Convertibles	Oct. 1994	2,726	10.4	9.8	9.6	9.0	8.5	6.0	0.78	0.39
High Income Convertibles	Aug. 1989	1,044	14.9	14.3	7.2	12.0	11.5	8.7	1.05	0.60
U.S. Senior Loans	Sep. 2008	2,350	5.6	5.1	6.2	8.0	7.5	6.2	1.24	0.62
European Senior Loans	May 2009	1,438	6.6	6.1	8.7	11.5	10.9	12.7	1.90	1.97
Emerging Markets Equity	Jul. 2011	1,016	1.8	0.9	(2.6)	1.3	0.5	(2.8)	0.06	(0.14)
Total		$32,830

(1)	Represents Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. Returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of December 31, 2013				Year Ended December 31, 2013		Since Inception through December 31, 2013
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level) (1)
	Strategy Inception					Rates of Return		Annualized Rates of Return
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2)	Jul. 2012	$1,975	$990	$ N/A		18.2%	16.5%	17.7%	15.9%
Value Opportunities	Sep. 2007	1,946	1,860	—		19.8	13.8	14.3	9.3
Emerging Market Opportunities (3)	Sep. 2013	207	8	—		nm	nm	nm	nm
Emerging Markets Absolute Return	Apr. 1997	288	265	N/A	(4)	3.4	1.1	15.1	10.3
			3,123	—
Restructured funds (5)			—	8
Total (2)			$3,123	$8

(1)	For the three months and year ended December 31, 2013, segment incentive income recognized by Oaktree totaled $53.2 million and $58.0 million, respectively.

(2)	Includes a separate account with a closed-end fund structure with $581 million of AUM and $425 million of management fee-generating AUM. Returns presented are time-weighted rates of return.

(3)	Rates of return are not considered meaningful (“nm”) since the period of inception is less than 12 months.

(4)	As of December 31, 2013, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $2.0 million.

(5)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and Oaktree Japan Opportunities Fund, L.P. (Yen class). As of December 31, 2013, these funds had gross and net IRRs since inception of (2.1)% and (4.7)%, 7.8% and 5.4%, and (6.9)% and (7.9)%, respectively, and in the aggregate had AUM of $168.0 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $7.5 million as of December 31, 2013.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged and the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments.

•
Management fee-generating assets under management (“management fee-generating AUM”) reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital during the investment period, without regard to changes in NAV or the pace of capital drawdowns, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.

Consolidated funds refers to those funds that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and, beginning in 2013, excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2,” instead of the “method 1,” approach to accounting for incentive income. ANI follows method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of method 1. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the “method 2,” instead of the “method 1,” approach to accounting for segment incentive income and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership.  Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.

Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and, beginning with the fourth quarter of 2013 (with retrospective application), non-cash equity-based compensation charges related to unit grants made after our initial public offering. All prior periods have been recast to retroactively reflect this change. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. Convertible Securities strategy, to the JACI Global ex-U.S. (Local) Index;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).

Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings (1)	$73,333	$71,950	$260,115	$307,617
Incentive income	242,530	210,255	1,030,195	461,116
Incentive income compensation	(127,771)	(104,326)	(436,217)	(222,594)
Investment income	88,470	52,010	258,654	202,392
Equity-based compensation (2)	(1,182)	(190)	(3,828)	(318)
Interest expense, net of interest income	(7,004)	(7,816)	(28,621)	(31,730)
Other income (expense), net	(3)	(1,507)	409	767
Adjusted net income	268,373	220,376	1,080,707	717,250
Incentive income (3)	64,460	—	64,460	—
Incentive income compensation (3)	(46,334)	—	(46,334)	—
Equity-based compensation (4)	(6,382)	(8,671)	(24,613)	(36,024)
Income taxes (5)	(7,358)	(3,365)	(26,232)	(30,858)
Non-Operating Group other income (6)	—	—	—	6,260
Non-Operating Group expenses (6)	(248)	(160)	(1,195)	(553)
OCGH non-controlling interest (6)	(207,604)	(168,909)	(824,795)	(548,265)
Net income attributable to Oaktree Capital Group, LLC	$64,907	$39,271	$221,998	$107,810

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months and year ended December 31, 2012.

(4)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(5)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings-OCG (1)	$15,166	$12,024	$50,122	$45,646
Incentive income attributable to OCG	61,560	42,174	231,971	88,809
Incentive income compensation attributable to OCG	(32,431)	(20,927)	(99,168)	(43,001)
Investment income attributable to OCG	22,456	10,432	60,000	37,293
Equity-based compensation attributable to OCG (2)	(301)	(38)	(904)	(59)
Interest expense, net of interest income attributable to OCG	(1,778)	(1,567)	(6,610)	(5,924)
Other income (expense) attributable to OCG	1	(302)	96	40
Non-fee-related earnings income taxes attributable to OCG (3)	(2,745)	(785)	(12,394)	(8,409)
Adjusted net income-OCG (1)	61,928	41,011	223,113	114,395
Incentive income attributable to OCG (4)	16,361	—	16,361	—
Incentive income compensation attributable to OCG (4)	(11,761)	—	(11,761)	—
Equity-based compensation attributable to OCG (5)	(1,621)	(1,740)	(5,715)	(6,585)
Net income attributable to Oaktree Capital Group, LLC	$64,907	$39,271	$221,998	$107,810

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months and year ended December 31, 2012.

(5)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings revenues	$197,620	$184,748	$749,901	$747,440
Incentive income	242,530	210,255	1,030,195	461,116
Investment income	88,470	52,010	258,654	202,392
Segment revenues	528,620	447,013	2,038,750	1,410,948
Consolidated funds (1)	(452,010)	(392,512)	(1,787,801)	(1,240,583)
Investment income (2)	(33,427)	(7,699)	(56,027)	(25,382)
GAAP revenues	$43,183	$46,802	$194,922	$144,983

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings	$221,255	$238,134	$984,266	$672,181
Investment income (1)	88,470	52,010	258,654	202,392
Receipts of investment income from funds (2)	(26,615)	(50,013)	(128,896)	(129,621)
Receipts of investment income from companies	(15,448)	(20,170)	(35,664)	(33,838)
Equity-based compensation (3)	(1,182)	—	(3,828)	—
Operating Group income taxes	1,893	415	6,175	6,136
Adjusted net income	268,373	220,376	1,080,707	717,250
Incentive income (4)	64,460	—	64,460	—
Incentive income compensation (4)	(46,334)	—	(46,334)	—
Equity-based compensation (5)	(6,382)	(8,671)	(24,613)	(36,024)
Income taxes (6)	(7,358)	(3,365)	(26,232)	(30,858)
Non-Operating Group other income (7)	—	—	—	6,260
Non-Operating Group expenses (7)	(248)	(160)	(1,195)	(553)
OCGH non-controlling interest (7)	(207,604)	(168,909)	(824,795)	(548,265)
Net income attributable to Oaktree Capital Group, LLC	$64,907	$39,271	$221,998	$107,810

(1)
This adjustment eliminates our segment investment income, which with respect to investment in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months and year ended December 31, 2012.

(5)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions.

(6)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings-OCG (1)	$50,914	$41,252	$203,595	$107,678
Investment income attributable to OCG	22,456	10,432	60,000	37,293
Receipts of investment income from funds attributable to OCG	(6,756)	(10,032)	(29,141)	(25,215)
Receipts of investment income from companies attributable to OCG	(3,921)	(4,046)	(8,486)	(5,891)
Equity-based compensation attributable to OCG (2)	(300)	—	(904)	—
Distributable earnings-OCG income taxes	2,118	4,705	7,684	12,185
Tax receivable agreement	2,881	1,651	10,422	6,808
Non-Operating Group other income	—	—	—	6,260
Income taxes of Intermediate Holding Companies	(5,464)	(2,951)	(20,057)	(24,723)
Adjusted net income-OCG (1)	61,928	41,011	223,113	114,395
Incentive income attributable to OCG (3)	16,361	—	16,361	—
Incentive income compensation attributable to OCG (3)	(11,761)	—	(11,761)	—
Equity-based compensation attributable to OCG (4)	(1,621)	(1,740)	(5,715)	(6,585)
Net income attributable to Oaktree Capital Group, LLC	$64,907	$39,271	$221,998	$107,810

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months and year ended December 31, 2012.

(4)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Distributable earnings	$221,255	$238,134	$984,266	$672,181
Distributable earnings attributable to OCGH non-controlling interest	(165,094)	(190,366)	(761,370)	(544,957)
Non-Operating Group expenses	(248)	(160)	(1,195)	(553)
Distributable earnings-OCG income taxes	(2,118)	(4,705)	(7,684)	(12,185)
Tax receivable agreement	(2,881)	(1,651)	(10,422)	(6,808)
Distributable earnings-OCG	$50,914	$41,252	$203,595	$107,678
Distributable earnings-OCG per Class A unit	$1.33	$1.37	$5.82	$3.82

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings revenues	$482,213	$465,186	$1,944,656	$1,372,015
Investment income	88,470	52,010	258,654	202,392
Receipts of investment income from funds	(26,615)	(50,013)	(128,896)	(129,621)
Receipts of investment income from companies	(15,448)	(20,170)	(35,664)	(33,838)
Segment revenues	528,620	447,013	2,038,750	1,410,948
Consolidated funds (1)	(452,010)	(392,512)	(1,787,801)	(1,240,583)
Investment income (2)	(33,427)	(7,699)	(56,027)	(25,382)
GAAP revenues	$43,183	$46,802	$194,922	$144,983

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Economic net income (1)	$303,200	$221,705	$1,033,739	$971,733
Change in accrued incentives (fund level), net of associated incentive income compensation (2)	(34,827)	(1,329)	46,968	(254,483)
Adjusted net income	268,373	220,376	1,080,707	717,250
Incentive income (3)	64,460	—	64,460	—
Incentive income compensation (3)	(46,334)	—	(46,334)	—
Equity-based compensation (4)	(6,382)	(8,671)	(24,613)	(36,024)
Income taxes (5)	(7,358)	(3,365)	(26,232)	(30,858)
Non-Operating Group other income (6)	—	—	—	6,260
Non-Operating Group expenses (6)	(248)	(160)	(1,195)	(553)
OCGH non-controlling interest (6)	(207,604)	(168,909)	(824,795)	(548,265)
Net income attributable to Oaktree Capital Group, LLC	$64,907	$39,271	$221,998	$107,810

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months and year ended December 31, 2012.

(4)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position.

(5)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Economic net income-OCG (1)	$73,513	$44,385	$212,283	$161,980
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	(8,840)	(267)	11,016	(46,103)
Economic net income-OCG income taxes	3,200	(73)	21,247	24,334
Income taxes-OCG	(5,945)	(3,034)	(21,433)	(25,816)
Adjusted net income-OCG (1)	61,928	41,011	223,113	114,395
Incentive income attributable to OCG (2)	16,361	—	16,361	—
Incentive income compensation attributable to OCG (2)	(11,761)	—	(11,761)	—
Equity-based compensation attributable to OCG	(1,621)	(1,740)	(5,715)	(6,585)
Net income attributable to Oaktree Capital Group, LLC	$64,907	$39,271	$221,998	$107,810

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

(2)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months and year ended December 31, 2012.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Economic net income	$303,200	$221,705	$1,033,739	$971,733
Economic net income attributable to OCGH non-controlling interest	(226,239)	(177,233)	(799,014)	(791,126)
Non-Operating Group expenses	(248)	(160)	(1,195)	(553)
Non-Operating Group other income	—	—	—	6,260
Economic net income-OCG income taxes	(3,200)	73	(21,247)	(24,334)
Economic net income-OCG	$73,513	$44,385	$212,283	$161,980
Economic net income-OCG per Class A unit	$1.92	$1.47	$6.07	$5.75

The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Economic net income revenues	$701,526	$446,258	$2,177,391	$1,861,779
Incentives created	(415,436)	(209,500)	(1,168,836)	(911,947)
Incentive income	242,530	210,255	1,030,195	461,116
Segment revenues	528,620	447,013	2,038,750	1,410,948
Consolidated funds (1)	(452,010)	(392,512)	(1,787,801)	(1,240,583)
Investment income (2)	(33,427)	(7,699)	(56,027)	(25,382)
GAAP revenues	$43,183	$46,802	$194,922	$144,983

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended December 31, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$197,620	$(154,437)	$43,183
Incentive income (1)	242,530	(242,530)	—
Investment income (1)	88,470	(55,043)	33,427
Total expenses (2)	(253,240)	(78,619)	(331,859)
Interest expense, net (3)	(7,004)	(11,225)	(18,229)
Other income, net	(3)	—	(3)
Other income of consolidated funds (4)	—	1,973,962	1,973,962
Income taxes	—	(7,358)	(7,358)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(1,420,612)	(1,420,612)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(207,604)	(207,604)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$268,373	$(203,466)	$64,907
Corporate investments (5)	$1,197,173	$(1,027,246)	$169,927
Total assets (6)	$2,817,127	$42,446,127	$45,263,254

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $6,382 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $25,216, (c) expenses incurred by the Intermediate Holding Companies of $248 and (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $46,334.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended December 31, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$184,748	$(141,993)	$42,755
Incentive income (1)	210,255	(206,208)	4,047
Investment income (1)	52,010	(44,311)	7,699
Total expenses (2)	(217,314)	(30,694)	(248,008)
Interest expense, net (3)	(7,816)	(4,318)	(12,134)
Other income, net	(1,507)	—	(1,507)
Other income of consolidated funds (4)	—	1,566,735	1,566,735
Income taxes	—	(3,365)	(3,365)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(1,148,042)	(1,148,042)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(168,909)	(168,909)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$220,376	$(181,105)	$39,271
Corporate investments (5)	$1,115,952	$(1,017,002)	$98,950
Total assets (6)	$2,359,548	$41,510,450	$43,869,998

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $8,671 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $21,863 and (c) expenses incurred by the Intermediate Holding Companies of $160.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$749,901	$(557,296)	$192,605
Incentive income (1)	1,030,195	(1,027,878)	2,317
Investment income (1)	258,654	(202,627)	56,027
Total expenses (2)	(929,831)	(177,231)	(1,107,062)
Interest expense, net (3)	(28,621)	(32,539)	(61,160)
Other income, net	409	—	409
Other income of consolidated funds (4)	—	7,153,828	7,153,828
Income taxes	—	(26,232)	(26,232)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(5,163,939)	(5,163,939)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(824,795)	(824,795)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$1,080,707	$(858,709)	$221,998
Corporate investments (5)	$1,197,173	$(1,027,246)	$169,927
Total assets (6)	$2,817,127	$42,446,127	$45,263,254

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $24,613 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $104,650, (c) expenses incurred by the Intermediate Holding Companies of $1,195 and (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $46,334.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$747,440	$(612,872)	$134,568
Incentive income (1)	461,116	(450,701)	10,415
Investment income (1)	202,392	(177,010)	25,382
Total expenses (2)	(662,735)	(127,868)	(790,603)
Interest expense, net (3)	(31,730)	(14,043)	(45,773)
Other income, net (4)	767	6,260	7,027
Other income of consolidated funds (5)	—	7,362,259	7,362,259
Income taxes	—	(30,858)	(30,858)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(6,016,342)	(6,016,342)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(548,265)	(548,265)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$717,250	$(609,440)	$107,810
Corporate investments (6)	$1,115,952	$(1,017,002)	$98,950
Total assets (7)	$2,359,548	$41,510,450	$43,869,998

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $36,024 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $91,291 and (c) expenses incurred by the Intermediate Holding Companies of $553.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The other income, net adjustment represents other income or expenses of OCG or its Intermediate Holding Companies. This amount is attributable to a reduction in the amount of the deferred tax asset under the tax receivable agreement associated with the sale completed on May 25, 2007 of 23,000,000 of our class A units to Goldman, Sachs & Co., as initial purchaser, as more fully described in “Management's Discussion and Analysis of Financial Condition and Results of Operations—The May 2007 Restructuring and The 2007 Private Offering—The 2007 Private Offering” in our Annual Report, which reduced the tax receivable agreement liability payable to OCGH unitholders.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.